UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2013 (October 1, 2013)

Anoteros, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	000-52561	88-0368849
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7077 East Marilyn Road, Building 5, Suite 142n Scottsdale, Arizona 85254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (218) 940-2274

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 8, 2013 the Registrant’s Board of Directors appointed P. Wayne Little, II as a Director and as the Registrant’s Strategic Alliance Officer.

Mr. Little is currently practicing as an attorney with P. Wayne Little & Associates in Sherman Oaks, California, and has been practicing as an attorney in California since 1990.  The Registrant has agreed to pay Mr. Little $90,000 per annum.  It is intended that Mr. Little will be granted an option to purchase up to 200,000 shares of Common Stock at an exercise price equal to the fair market value thereof on the date of grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Anoteros, Inc.

Dated:  November 6, 2013

By:                 /S/  Blain Burke
Blain Burke, Chief Executive Officer